                                 CODE OF ETHICS

                              FOR ACCESS PERSONS OF
                       THE STRONG FAMILY OF MUTUAL FUNDS,
                        STRONG CAPITAL MANAGEMENT, INC.,
                            STRONG INVESTMENTS, INC.,
                           AND FLINT PRAIRIE, L. L. C.

                                  [STRONG LOGO]
                         STRONG CAPITAL MANAGEMENT, INC.

                                November 9, 2000

                                 CODE OF ETHICS

                              For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                           and Flint Prairie, L. L. C.
                             Dated November 9, 2000

                                TABLE OF CONTENTS

I.    INTRODUCTION.........................................................    1
      A.  Fiduciary Duty...................................................    1
           1.  Place the interests of Advisory Clients first...............    1
           2.  Avoid taking inappropriate advantage of their position......    1
           3.  Conduct all Personal Securities Transactions in full
               compliance with this Code including both the preclearance

           4.  Acknowledgment of Receipt of Code of Ethics and Limited

               e.  Application to Commodities, Futures, Options on

      G.  Involvement in Criminal Matters or Investment-Related

      B.  Remedies  11

                                 CODE OF ETHICS

                              For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                           and Flint Prairie, L. L. C.
                             Dated November 9, 2000

                               TABLE OF APPENDICES

Appendix 4   (Acknowledgment of Receipt of Code of Ethics and Limited

                                 CODE OF ETHICS

                              For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                           and Flint Prairie, L. L. C.
                             Dated November 9, 2000

                                I. INTRODUCTION(1)

   A.  FIDUCIARY  DUTY.  This Code of Ethics is based  upon the  principle  that directors,  officers and associates of Strong Capital Management,  Inc. ("SCM"),
Strong Investments, Inc. ("SII"), the Strong Family of Mutual Funds ("the Strong
Funds"),  and Flint Prairie, L. L. C. ("Flint Prairie") have a fiduciary duty to place the  interests  of  clients  ahead of their own.  The Code  applies to all
Access Persons and focuses principally on preclearance and reporting of personal transactions in securities. Access Persons must avoid activities,  interests and relationships  that might interfere with making  decisions in the best interests of the Advisory Clients of SCM.

   As fiduciaries, Access Persons must at all times:

      1. PLACE THE  INTERESTS OF ADVISORY  CLIENTS  FIRST.  Access  Persons must avoid  serving  their own personal  interests  ahead of the  interests of the
   Advisory Clients of SCM. AN ACCESS PERSON MAY NOT INDUCE OR CAUSE AN ADVISORY
   CLIENT TO TAKE ACTION,  OR NOT TO TAKE ACTION,  FOR PERSONAL  BENEFIT  RATHER
   THAN FOR THE BENEFIT OF THE ADVISORY  CLIENT.  For example,  an Access Person would violate this Code by causing an Advisory  Client to purchase a Security he or she  owned  solely  for the  purpose  of  increasing  the price of that
   Security.

      2. AVOID TAKING INAPPROPRIATE  ADVANTAGE OF THEIR POSITION. The receipt of investment  opportunities,  perks or gifts from persons seeking business with the Strong Funds,  SCM,  SII,  Flint Prairie or their clients could call into question  the exercise of an Access  Person's  independent  judgment.  Access persons may not, for example,  use their knowledge of portfolio  transactions to profit by the market effect of such transactions.

      3. CONDUCT ALL PERSONAL  SECURITIES  TRANSACTIONS  IN FULL COMPLIANCE WITH
   THIS  CODE  INCLUDING  BOTH  THE  PRECLEARANCE  AND  REPORTING  REQUIREMENTS.
   Doubtful  situations  should  be  resolved  in  favor  of  Advisory  Clients.
   Technical  compliance  with the  Code's  procedures  will  not  automatically insulate  from  scrutiny  any trades that may  indicate an abuse of fiduciary duties.

---------------
1 Capitalized words are defined in Appendix 1.

   B.  APPENDICES TO THE CODE. The appendices to this Code are attached  hereto, are a part of the Code, and include the following:

       1. DEFINITIONS--capitalized words as defined in the Code (Appendix 1),

       2. CONTACT PERSONS, including the Preclearance  Officer designees and the
   Code of Ethics Review Committee (Appendix 2),

       3. DISCLOSURE OF PERSONAL HOLDINGS IN SECURITIES (Appendix 3),

       4.  ACKNOWLEDGMENT OF  RECEIPT  OF CODE OF ETHICS  AND  LIMITED  POWER OF
   ATTORNEY (Appendix 4),

       5. PRECLEARANCE REQUEST FOR ACCESS PERSONS (Appendix 5),

       6. ANNUAL CODE OF ETHICS QUESTIONNAIRE (Appendix 6),

       7. LIST OF BROAD-BASED INDICES (Appendix 7),

       8. GIFT POLICY (Appendix 8),

       9. INSIDER TRADING POLICY (Appendix 9)

      10. ELECTRONIC TRADING AUTHORIZATION FORM (Appendix 10), and

      11. SOCIAL SECURITY NUMBER/TAX IDENTIFICATION FORM (Appendix 11).

   C. APPLICATION OF THE CODE TO INDEPENDENT  FUND DIRECTORS.  This Code applies to Independent Fund Directors and requires  Independent Fund Directors and their
Immediate   Families  to  report  Securities   Transactions  to  the  Compliance
Department in accordance with the trade reporting  requirements (Section II.G.).
However,  provisions of the Code relating to the disclosure of personal holdings
(Section II.A.), preclearance of trades (Section II.B.), prohibited transactions
(II.D.1.),   large  positions  in  registered   investment   companies  (Section
II.D.2.c.),  private placements (Section II.D.3.),  restrictions on serving as a director  of a  publicly-traded  company  (Section  III.F.) and receipt of gifts
(Section III.B.) do not apply to Independent Fund Directors.

   D.  APPLICATION  OF THE CODE TO FUNDS  SUBADVISED  BY SCM. This Code does not apply to the  directors,  officers  and general  partners of Funds for which SCM serves as a subadviser.

                      II. PERSONAL SECURITIES TRANSACTIONS

   A. ANNUAL DISCLOSURE OF PERSONAL HOLDINGS BY ACCESS PERSONS. Upon designation as an Access Person,  and thereafter on an annual basis, all Access Persons must report on the  Disclosure of Personal  Holdings In Securities  Form (Appendix 3)
(or a substantially  similar form) all Securities,  including securities held in certificate form, in which they have a Beneficial Interest and all Securities in non-client  accounts  for  which  they  make  investment  decisions  (previously reported holdings, as well as those specifically excluded from the definition of
Security,  need not be reported).  This  provision does not apply to Independent
Fund Directors.

   B. PRECLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

      1. GENERAL  REQUIREMENT.  Except for the transactions set forth in Section
   II.B.2., ALL SECURITIES TRANSACTIONS in which an Access Person or a member of his or her Immediate Family has a Beneficial Interest MUST BE PRECLEARED with the  Preclearance  Officer or his or her designee.  This  provision  does not apply to  transactions  of  Independent  Fund  Directors and their  Immediate
   Families.

      2.  TRANSACTIONS  EXEMPT FROM  PRECLEARANCE  REQUIREMENTS.  The  following
   Securities  Transactions  are exempt from the  preclearance  requirements set forth in Section II.B.1. of this Code:

         a.  MUTUAL  FUNDS.   Securities  issued  by  any  registered   open-end
      investment companies (including but not limited to the Strong Funds);

         b. NO KNOWLEDGE.  Securities Transactions where neither SCM, the Access
      Person nor an Immediate  Family member knows of the transaction  before it is completed (for example,  Securities Transactions effected for an Access
      Person by a trustee of a blind trust or discretionary  trades involving an investment  partnership  or investment  club in which the Access Person is neither consulted nor advised of the trade before it is executed);

         c.  CERTAIN  CORPORATE  ACTIONS.  Any  acquisition  or  disposition  of
      Securities through stock dividends, dividend reinvestments,  stock splits, reverse stock splits, mergers, consolidations,  spin-offs or other similar corporate  reorganizations  or distributions  generally  applicable to all holders of the same class of  Securities.  Odd-lot  tender offers are also exempt  from the  preclearance  requirements;  however,  all other  tender offers must be precleared;

         d. RIGHTS.  Any  acquisition or  disposition of Securities  through the exercise  of  rights,  options,  convertible  bonds or  other  instruments acquired in compliance with this Code;

         e. APPLICATION TO COMMODITIES,  FUTURES, OPTIONS ON FUTURES AND OPTIONS
      ON BROAD-BASED INDICES.  Commodities,  futures (including currency futures and  futures on  securities  comprising  part of a  broad-based,  publicly traded  market  based  index of stocks),  options on  futures,  options on currencies  and options on certain  indices  designated by the  Compliance
      Department as broad-based are not subject to preclearance or the seven day black out, 30-day profit  disgorgement  and other  prohibited  transaction provisions of Section  II.D.1.  of the Code but are subject to transaction reporting  requirements (Section II.G.). The options on indices designated by the Compliance  Department as  broad-based  may be changed from time to time and are listed in Appendix 7.

      THE OPTIONS ON INDICES THAT ARE NOT DESIGNATED AS BROAD-BASED  ARE SUBJECT
      TO THE  PRECLEARANCE,  SEVEN-DAY  BLACKOUT,  30-DAY  PROFIT  DISGORGEMENT,
      PROHIBITED TRANSACTION AND REPORTING PROVISIONS OF THE CODE.

         f.  MISCELLANEOUS.  Any  transaction  in  the  following:  (1)  bankers acceptances;  (2) bank  certificates  of deposit  ("CDs");  (3) commercial paper; (4) repurchase  agreements (when backed by exempt securities);  (5)
      U.S.  Government  Securities;  (6) the acquisition of equity securities in dividend  reinvestment  plans ("DRIPs"),  when the acquisition is directly through the issuer or its non-broker agent; (7) Securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit  Sharing plan,  401(k) plan,  ESOP or other similar plan; and (8)
      other  Securities as may from time to time be designated in writing by the
      Code of Ethics  Review  Committee on the grounds that the risk of abuse is minimal or non-existent.

   C. PRECLEARANCE REQUESTS.

      1. TRADE  AUTHORIZATION  REQUEST  FORMS.  Prior to entering an order for a
   Securities  Transaction  that requires  preclearance,  the Access Person,  or his/her  designee,  must complete,  IN WRITING,  a  Preclearance  Request For
   Access  Persons  Form  (Appendix  5) and  submit  the  completed  form to the
   Preclearance  Officer (or his or her designee).  The Preclearance Request For
   Access Persons Form requires  Access Persons to provide  certain  information and to make certain representations.  Proposed Securities Transactions of the
   Preclearance  Officer that require  preclearance  must be submitted to his or her designee.

      2. REVIEW OF FORM. After receiving the completed  Preclearance Request For
   Access Persons Form, the  Preclearance  Officer (or his or her designee) will
   (a) review the information set forth in the form, (b)  independently  confirm whether the Securities are held by any Funds or other accounts managed by SCM and  whether  there  are any  unexecuted  orders  to  purchase  or  sell  the
   Securities  by any  Fund  or  accounts  managed  by SCM  and  (c) as  soon as reasonably  practicable,  determine whether to clear the proposed  Securities
   Transaction.  The authorization,  date, and time of the authorization must be
   reflected  on  the   Preclearance   Request  For  Access  Persons  Form.  The
   Preclearance  Officer  (or his or her  designee)  will  keep  one copy of the completed  form for the  Compliance  Department,  send one copy to the Access
   Person  seeking  authorization  and  send  the  third  copy  to  the  Trading
   Department,  (except  in the case of an on-line  trade)  which will cause the transaction to be executed. If the brokerage account is an Electronic Trading
   Account  and  the  Access  Person  has  completed  the   Electronic   Trading
   Authorization  Form  (Appendix  10),  the  Access  Person  will  execute  the transaction  before the close of trading on the day  preclearance is given on his  or her  own  behalf  and  will  provide  Compliance  with a copy  of the electronic confirmation by the end of the next business day.

   No order for a securities transaction for which preclearance authorization is sought may be placed  prior to the  receipt of WRITTEN  authorization  of the transaction  by the  preclearance  officer (or his or her  designee).  Verbal approvals are not permitted.

      3. ACCESS  PERSON  DESIGNEES.  If an Access Person is unable to personally effect a personal Securities Transaction, such Access Person may designate an individual  at SCM to  complete  and  submit for  preclearance  on his or her behalf a Preclearance  Request For Access Persons Form provided the following requirements are satisfied:

         a. The Access Person  communicates the details of the trade and affirms the accuracy of the representations  and warranties  contained on the Form directly to such designated person; and

         b. The designated person completes the Preclearance  Request For Access
      Persons  Form on  behalf  of the  Access  Person  in  accordance  with the requirements  of the Code and then  executes  the Access  Person  Designee
      Certification  contained in the Form.  The Access  Person does not need to sign the Form so long as the foregoing certification is provided.

   D. PROHIBITED TRANSACTIONS.

      1.   PROHIBITED   SECURITIES   TRANSACTIONS.   The  following   Securities
   Transactions for accounts in which an Access Person or a member of his or her
   Immediate  Family have a  Beneficial  Interest,  to the extent  they  require preclearance  under  Section  II.B.  above,  are  prohibited  and will not be authorized  by the  Preclearance  Officer  (or  his or her  designee)  absent exceptional circumstances:

         a. INITIAL PUBLIC  OFFERINGS.  Any purchase of Securities in an initial public  offering  (other  than a new  offering  of a  registered  open-end investment company);

         b. PENDING BUY OR SELL ORDERS.  Any purchase or sale of  Securities  on any day during  which any  Advisory  Client has a pending  "buy" or "sell"
      order in the same Security (or  Equivalent  Security)  until that order is executed or  withdrawn,  unless the purchase or sale is a Program Trade or an out-of-the-money limit order;

         c. SEVEN DAY BLACKOUT.  Purchases or sales of  Securities  within seven calendar days of a purchase or sale of the same  Securities (or Equivalent
      Securities)  by an  Advisory  Client , unless  the  purchase  or sale is a
      Program Trade. For example,  if an Advisory Client trades in a Security on day one,  day eight is the  first day the  Access  Person  may trade  that
      Security for an account in which he or she has a beneficial interest;

         d. INTENTION TO BUY OR SELL FOR ADVISORY CLIENT.  Purchases or sales of
      Securities  at a time  when  that  Access  Person  intends,  or  knows  of another's  intention,  to purchase or sell that Security (or an Equivalent
      Security)  on behalf  of an  Advisory  Client.  This  prohibition  applies whether the Securities Transaction is in the same (E.G., two purchases) or the opposite (a purchase and sale)  direction  of the  transaction  of the
      Advisory Client, unless the purchase or sale is a Program Trade; and

         e.  30-DAY  BLACKOUT.  (1)  Sales of a  Security  within 30 days of the purchase of the Security (or an  Equivalent  Security)  (2) purchases of a
      Security  within  30 days of the sale of the  Security  (or an  Equivalent
      Security),  unless in each case,  the Access  Person agrees to give up all profits on the  transaction to a charitable  organization or if a loss has been incurred.

      2. ALWAYS PROHIBITED  SECURITIES  TRANSACTIONS.  The following  Securities
   Transactions   are   prohibited   and  will  not  be  authorized   under  any
   circumstances:

         a.  INSIDE  INFORMATION.   Any  transaction  in  a  Security  while  in
      possession of material  non-public  information  regarding the Security or the issuer of the Security (see Insider Trading Policy, Appendix 9);

         b.  MARKET  MANIPULATION.  Transactions  intended to raise,  lower,  or maintain  the price of any  Security  or to create a false  appearance  of active trading;

         c. LARGE POSITIONS IN REGISTERED INVESTMENT COMPANIES.  Transactions in
      a registered  investment company,  including Strong Funds, which result in the Access  Person  owning five percent or more of any class of securities in such investment company (this prohibition does not apply to Independent
      Fund Directors); and

         d. OTHERS.  Any other transactions  deemed by the Preclearance  Officer
      (or his or her  designee)  to involve a  conflict  of  interest,  possible diversion of corporate opportunity or an appearance of impropriety.

      3. PRIVATE PLACEMENTS.  Acquisitions of Beneficial Interests in Securities
   in a private  placement  by an Access  Person are strongly  discouraged.  The
   Preclearance Officer (or his or her designee) will give permission only after considering,  among other facts, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access  Person by virtue of his or her  position  as an Access  Person and after a Private  Placement  memorandum is completed.  Access Persons who have been  authorized  to  acquire  and  have  acquired  securities  in a  private placement  are  required  to  disclose  that  investment  to  the  Compliance
   Department  if  they  play  a  part  in any  subsequent  consideration  of an investment in the issuer by an Advisory Client.  In such  circumstances,  the decision to purchase  securities of the issuer by an Advisory  Client must be independently  authorized by a Portfolio Manager with no personal interest in the issuer. This provision does not apply to Independent Fund Directors.

      4. NO EXPLANATION  REQUIRED FOR REFUSALS.  In some cases, the Preclearance
   Officer  (or his or her  designee)  may  refuse  to  authorize  a  Securities
   Transaction for a reason that is confidential.  The  Preclearance  Officer is not required to give an explanation  for refusing to authorize any Securities
   Transaction.

   E.  EXECUTION  OF PERSONAL  SECURITIES  TRANSACTIONS.  Unless an exception is provided in writing by the Compliance Department, all transactions in Securities subject to the preclearance  requirements for which an Access Person or a member of his or her Immediate  Family has a Beneficial  Interest  shall be executed by the Trading Department.  However, if the Access Person's brokerage account is an
Electronic  Trading Account,  the transaction may be placed by the Access Person or an immediate  family member.  IN ALL INSTANCES,  THE TRADING  DEPARTMENT MUST
GIVE PRIORITY TO CLIENT TRADES OVER ACCESS PERSON TRADES.

   F. LENGTH OF TRADE AUTHORIZATION  APPROVAL. The authorization provided by the
Preclearance  Officer (or his or her designee) is effective until the earlier of
(1) its  revocation;  (2) the close of business on the second  trading day after the authorization is granted for transactions  placed by the Trading  Department
(for example,  if authorization  is provided on a Monday,  it is effective until the close of  business  on  Wednesday);  (3) the close of  business  of the SAME
TRADING DAY that the authorization is granted for transactions placed through an
Electronic Trading Account; or (4) the Access Person learns that the information in the Trade  Authorization  Request Form is not accurate.  If the order for the
Securities  Transaction  is  not  placed  within  that  period,  a  new  advance authorization must be obtained before the Securities  Transaction is placed. For
Securities  Transactions  placed by the  Trading  Department  that have not been executed within two trading days after the day the authorization is granted (for example, in the case of a limit order or a Not Held Order), no new authorization is necessary  unless the person  placing the original  order for the  Securities
Transaction amends it in any way.

   G. TRADE REPORTING REQUIREMENTS.

      1.  REPORTING  REQUIREMENT.  EVERY ACCESS PERSON AND MEMBERS OF HIS OR HER
   IMMEDIATE  FAMILY  (INCLUDING  INDEPENDENT FUND DIRECTORS AND THEIR IMMEDIATE
   FAMILIES) MUST ARRANGE FOR THE COMPLIANCE DEPARTMENT TO RECEIVE DIRECTLY FROM
   ANY BROKER, DEALER OR BANK THAT EFFECTS ANY SECURITIES TRANSACTION, DUPLICATE
   COPIES OF EACH CONFIRMATION FOR EACH SUCH TRANSACTION AND PERIODIC STATEMENTS
   FOR EACH  BROKERAGE  ACCOUNT IN WHICH  SUCH  ACCESS  PERSON HAS A  BENEFICIAL
   INTEREST.  Additionally,  securities  held in  certificate  form that are not included  in the  periodic  statements  must also be  reported.  To assist in making these  arrangements,  the Compliance  Department will send a letter to each brokerage firm based on the information provided by the Access Person in
   Appendix 3.

   THE  FOREGOING  DOES NOT APPLY TO  TRANSACTIONS  AND HOLDINGS IN (1) OPEN-END
   INVESTMENT  COMPANIES  INCLUDING  BUT NOT  LIMITED TO THE STRONG  FUNDS,  (2)
   BANKERS ACCEPTANCES, (3) BANK CERTIFICATES OF DEPOSIT ("CDS"), (4) COMMERCIAL
   PAPER, (5) REPURCHASE AGREEMENTS WHEN BACKED BY EXEMPT SECURITIES,  (6) U. S.
   GOVERNMENT  SECURITIES,  (7) THE ACQUISITION OF EQUITY SECURITIES IN DIVIDEND
   REINVESTMENT  PLANS  ("DRIPS"),  WHEN THE ACQUISITION IS DIRECTLY THROUGH THE
   ISSUER OR ITS NON-BROKER AGENT; OR (8) SECURITIES OF THE EMPLOYER OF A MEMBER
   OF THE ACCESS PERSON'S  IMMEDIATE  FAMILY IF SUCH SECURITIES ARE BENEFICIALLY
   OWNED  THROUGH  PARTICIPATION  BY THE  IMMEDIATE  FAMILY  MEMBER  IN A PROFIT
   SHARING PLAN, 401(K) PLAN, ESOP OR OTHER SIMILAR PLAN.

      2. DISCLAIMERS.  Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may  contain a  statement  that the  report  should  not be  construed  as an admission  by the person  making the report  that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

      3. QUARTERLY  REVIEW.  At least  quarterly,  for  Securities  Transactions requiring  preclearance under this Code, the Preclearance  Officer (or his or her  designee)  shall  compare  the  confirmations  and  periodic  statements provided  pursuant to the trade reporting  requirements  (Section II.G.1.) to the approved Trade Authorization Request Forms. Such review shall include:

         a. Whether the Securities Transaction complied with this Code;

         b. Whether the Securities  Transaction was authorized in advance of its placement;

         c. Whether the  Securities  Transaction  was  executed  within two full trading days of when it was authorized;

         d. Whether any Fund or accounts  managed by SCM owned the Securities at the time of the Securities Transaction, and;

         e. Whether any Fund or separate  accounts  managed by SCM  purchased or sold the Securities in the Securities  Transaction within at least 10 days of the Securities Transaction.

      4. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will be available  for  inspection by the Boards of Directors of SCM and SII;
   the  Board of  Directors  of each  Strong  Fund;  the Code of  Ethics  Review
   Committee; the Compliance Department;  the Access Person's department manager
   (or designee); any party to which any investigation is referred by any of the foregoing,  the SEC,  any  self-regulatory  organization  of which the Strong
   Funds, SCM, SII or Flint Prairie is a member.

                              III. FIDUCIARY DUTIES

   A. CONFIDENTIALITY.  Access Persons are prohibited from revealing information relating to the  investment  intentions,  activities  or  portfolios of Advisory
Clients  except to  persons  whose  responsibilities  require  knowledge  of the information.

   B. GIFTS. The following  provisions on gifts apply only to associates of SCM,
SII and Flint Prairie:

      1. ACCEPTING GIFTS. On occasion,  because of their position with SCM, SII, the Strong Funds or Flint Prairie,  associates may be offered, or may receive without  notice,  gifts from clients,  brokers,  vendors or other persons not affiliated  with such entities.  Acceptance of  extraordinary  or extravagant gifts is not  permissible.  Any such gifts must be  declined  or  returned in order to protect the  reputation  and integrity of SCM, SII, the Strong Funds and Flint  Prairie.  Gifts of a nominal value (i.e.,  gifts whose  reasonable value is no more than $100 a year),  customary business meals,  entertainment
   (E.G.,  sporting events) and promotional items (E.G.,  pens, mugs,  T-shirts)
   may be  accepted.  Please see the Gift  Policy  (Appendix  8) for  additional information.

         If an associate  receives any gift that might be prohibited  under this
   Code, the associate must inform the Compliance Department.

      2. SOLICITATION OF GIFTS.  Associates of SCM, SII or Flint Prairie may not
   solicit gifts or gratuities.

      3. GIVING GIFTS.  Associates of SCM, SII or Flint Prairie may not give any gift  with a value in  excess  of $100 per year to  persons  associated  with securities  or financial  organizations,  including  exchanges,  other member organizations, commodity firms, news media or clients of the firm. Please see the Gift Policy (Appendix 8) for additional information.

   C. PAYMENTS TO ADVISORY CLIENTS.  Access Persons may not make any payments to
Advisory Clients in order to resolve any type of Advisory Client complaint.  All such matters must be handled by the Legal Department.

   D. CORPORATE OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity  properly  belonging to any Advisory  Client,  SCM, SII or Flint
Prairie.  This includes,  but is not limited to, acquiring  Securities for one's own account that could otherwise be acquired for an Advisory Client.

   E.  UNDUE  INFLUENCE.  Access  Persons  may not cause or attempt to cause any
Advisory Client to purchase, sell or hold any Security in a manner calculated to create  any  personal  benefit  to the  Access  Person.  If an Access  Person or
Immediate Family Member stands to materially benefit from an investment decision for an Advisory Client that the Access Person is  recommending or  participating in, the Access  Person must  disclose to those  persons  with  authority to make investment  decisions for the Advisory Client, any Beneficial  Interest that the
Access  Person (or  Immediate  Family)  has in that  Security  or an  Equivalent
Security,  or in the issuer thereof,  where the decision could create a material benefit  to the  Access  Person  (or  Immediate  Family)  or the  appearance  of impropriety. If the Access Person in question is a person with authority to make investment  decisions for the Advisory  Client,  disclosure must also be made to the  Compliance  Department.  The person to whom the Access  Person  reports the interest, in consultation with the Compliance Department, must determine whether the Access Person will be restricted in making investment decisions.

   F. SERVICE AS A DIRECTOR.  No Access Person,  other than an Independent  Fund
Director,  may serve on the board of  directors of a  publicly-held  company not affiliated with SCM, SII, the Strong Funds or Flint Prairie absent prior written authorization by the Code of Ethics Review Committee.  This  authorization  will rarely,  if ever,  be granted and, if granted,  will  normally  require that the affected Access Person be isolated  through  "Chinese Wall" or other  procedures from those making investment  decisions related to the issuer on whose board the
Access Person sits.

   G. INVOLVEMENT IN CRIMINAL MATTERS OR  INVESTMENT-RELATED  CIVIL PROCEEDINGS.
Each Access Person must notify the Compliance Department,  as soon as reasonably practical, if arrested, arraigned, indicted or pleads no contest to any criminal offense  (other  than  minor  traffic or  similar  violations)  or if named as a defendant in any  Investment-Related  civil proceedings or any administrative or disciplinary action.

                     IV. COMPLIANCE WITH THIS CODE OF ETHICS

   A. CODE OF ETHICS REVIEW COMMITTEE.

      1.  MEMBERSHIP,  VOTING,  AND QUORUM.  The Code of Ethics Review Committee
   shall consist of Senior Officers of SCM. The Committee shall vote by majority vote with two members  serving as a quorum.  Vacancies may be filled;  and in the case of extended absences or periods of unavailability, alternates may be selected by the  majority  vote of the  remaining  members of the  Committee.
   However,  in the event that the General Counsel is unavailable,  at least one member of the Committee shall also be a member of the Compliance Department.

      2.  INVESTIGATING  VIOLATIONS OF THE CODE. The General Counsel,  or his or
   her designee, is responsible for investigating any suspected violation of the
   Code and shall report the results of each investigation to the Code of Ethics
   Review  Committee.  The Code of Ethics Review  Committee is  responsible  for reviewing  the results of any  investigation  of any  reported  or  suspected violation of the Code. Any material  violation of the Code by an associate of
   SCM, SII or Flint  Prairie for which  significant  remedial  action was taken will be reported to the Boards of  Directors  of the Strong Funds at the next regularly scheduled quarterly Board meeting.

      3. ANNUAL  REPORTS.  The Code of Ethics Review  Committee  will review the
   Code at least once a year,  in light of legal and business  developments  and experience in implementing the Code, and will prepare an annual report to the
   Boards of Directors of SCM, SII and each Strong Fund that:

         a. Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

         b.  Identifies  any violation  requiring  significant  remedial  action during the past year; and

         c.  Identifies  any  recommended  changes in existing  restrictions  or procedures  based on its  experience  under  the Code,  evolving  industry practices or developments in applicable laws or regulations.

   B. REMEDIES.

      1. SANCTIONS.  If the Code of Ethics Review  Committee  determines that an
   Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate,  including a letter of caution or warning,  suspension of personal trading rights,  suspension of employment (with or without  compensation),  impose a fine, civil referral to the SEC, criminal referral, and termination of employment for cause. The Code of Ethics Review  Committee may also require the Access Person to reverse the trade(s)  in  question  and  forfeit  any profit or absorb  any loss  derived therefrom.  The amount of profit  shall be  calculated  by the Code of Ethics
   Review  Committee  and shall be forwarded to a  charitable  organization.  No member of the Code of  Ethics  Review  Committee  may  review  his or her own transaction.

      2. SOLE AUTHORITY. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section  IV.B.3.  below,  to determine the remedy for any violation of the Code,  including  appropriate  disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a  directive  to  reverse  a trade  or  forfeit  profits  may  result  in the imposition of additional sanctions.

      3. REVIEW. Whenever the Code of Ethics Review Committee determines that an
   Access Person has committed a violation of this Code that merits  significant remedial  action,  it will report  promptly to the Boards of Directors of SCM and/or  SII (as  appropriate),  and no less  frequently  than  the  quarterly
   meeting  to  the  Boards  of  Directors  of  the  applicable   Strong  Funds,
   information  relating to the  investigation  of the violation,  including any sanctions  imposed.  The Boards of Directors of SCM, SII and the Strong Funds
   may modify such  sanctions,  as they deem  appropriate.  Such Boards may have access to all information  considered by the Code of Ethics Review  Committee in relation to the case.  The Code of Ethics  Review  Committee may determine whether  to delay  the  imposition  of any  sanctions  pending  review by the applicable Boards of Directors.

   C. EXCEPTIONS TO THE CODE.  Although  exceptions to the Code will rarely,  if ever, be granted,  the General  Counsel of SCM or the Director of Compliance may
grant exceptions to the  requirements of the Code on a case-by-case  basis if he or she finds that the  proposed  conduct  involves  negligible  opportunity  for abuse.

      1.  MATERIAL.  All  Material  exceptions  must be in writing,  and must be pre-approved by the counsel to the independent directors for the Strong Funds and must be  reported  as soon as  practicable  to the Code of Ethics  Review
   Committee  and to the  Boards of  Directors  of the SCM  Funds at their  next regularly scheduled meeting after the exception is granted. Refer to Appendix
   1 for the definition of "Material."

      2. DE MINIMIS.  Preclearance requests for Large Capitalization Securities, not to exceed 500 shares or  $10,000,  will be approved  unless  blocked by a pending  Advisory  Client  trade.  Refer to Appendix 1 for the  definition of
   "Large Capitalization Security."

   D. COMPLIANCE  CERTIFICATION.  At least annually,  all Access Persons will be required  to  certify on the Annual  Code of Ethics  Questionnaire  set forth in
Appendix 6, or on a document  substantially in the form of Appendix 6, that they have complied with the Code in all respects.

   E. RECORD RETENTION.  SCM will, at its principal place of business,  maintain the following  records in an easily accessible place, for at least six years and will make  records  available  to the SEC or any  representative  thereof at any time:

      1. CODE OF ETHICS.  A copy of the Code of Ethics  which is, or at any time has been, in effect.

      2.  VIOLATIONS.  A record of any  violation of such Code of Ethics and any action taken as a result of such violation.

      3.  REQUIRED  REPORTS.  A copy of each  report  made by an  Access  Person pursuant  to the Code of  Ethics  shall  include  records  of the  procedures followed in connection with the  preclearance  and reporting  requirements of
   this  Code  and  information  relied  on  by  the  Preclearance   Officer  in
   authorizing  the  Securities  Transaction  and in making the  post-Securities
   Transaction determination.

      4.  ACCESS  PERSON  LIST.  A list of all  persons  who are,  or have been, required to make reports pursuant to the Code of Ethics.

   F. INQUIRIES  REGARDING THE CODE. The Compliance  Department  will answer any questions about this Code or any other compliance-related matters.

                                                                      Appendix 1

                                   DEFINITIONS

   "ACCESS  PERSON" means (1) every  director,  officer,  and general partner of
SCM, SII, the Strong Funds and Flint  Prairie;  (2) every  associate of SCM, SII and Flint Prairie who, in connection with his or her regular  functions,  makes, participates  in, or obtains  information  regarding  the  purchase or sale of a security by an Advisory  Client's  account;  (3) every associate of SCM, SII and
Flint Prairie who is involved in making purchase or sale  recommendations for an
Advisory Client's account; (4) every associate of SCM, SII and Flint Prairie who
obtains   information   concerning   such   recommendations   prior   to   their
dissemination;  and (5) such agents of SCM,  SII, the Funds or Flint  Prairie as the Compliance  Department shall designate who may be deemed an Access Person if they were an  associate  of the  foregoing.  Any  uncertainty  as to  whether an individual  is an  Access  Person  should be  brought  to the  attention  of the
Compliance  Department.  Such questions will be resolved in accordance with, and this definition  shall be subject to, the definition of "Access Person" found in
Rule 17j-1(e)(1) promulgated under the Investment Company Act of 1940.

   "ADVISORY CLIENT" means any client  (including both investment  companies and managed  accounts) for which SCM serves as an investment  adviser or subadviser, renders investment advice,  makes investment  decisions or places orders through its Trading Department.

   "BENEFICIAL INTEREST" means the opportunity,  directly or indirectly, through any contract, arrangement,  understanding,  relationship or otherwise, to profit or share in any profit derived from a transaction in the subject Securities.  An
Access  Person is deemed to have a Beneficial  Interest in  Securities  owned by members of his or her Immediate Family.  Common examples of Beneficial  Interest include joint accounts,  spousal accounts, UTMA accounts,  partnerships,  trusts and  controlling  interests in  corporations.  Any  uncertainty as to whether an
Access Person has a Beneficial  Interest in a Security  should be brought to the attention  of the  Compliance  Department.  Such  questions  will be resolved by reference to the principles  set forth in the  definition of "beneficial  owner"
found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

   "CODE" means this Code of Ethics.

   "COMPLIANCE DEPARTMENT" means the designated persons listed on Appendix 2, as such Appendix shall be amended from time to time.

   "ELECTRONIC  TRADING  ACCOUNT"  means a brokerage  account  held by an Access
Person where Securities  Transactions are placed either  electronically  via the
Internet or the telephone.  All such Securities  Transactions must be precleared by the Compliance Department.

   "EQUIVALENT  SECURITY"  means any  Security  issued by the same entity as the issuer of a subject Security that is convertible into the equity Security of the
issuer.   Examples  include  options  but  are  not  limited  to  rights,  stock appreciation rights, warrants and convertible bonds.

   "FUND" means an investment  company  registered under the Investment  Company
Act of 1940 (or a  portfolio  or series  thereof)  for  which  SCM  serves as an adviser or subadviser.

   "IMMEDIATE FAMILY" of an Access Person means any of the following persons who reside in the same household as the Access Person:

                child          grandparent       son-in-law
                stepchild      spouse            daughter-in-law
                grandchild     sibling           brother-in-law
                parent         mother-in-law     sister-in-law
                stepparent     father-in-law

Immediate  Family includes  adoptive  relationships  and any other  relationship
(whether  or not  recognized  by law) which the  General  Counsel or Director of
Compliance  determines  could  lead  to  the  possible  conflicts  of  interest, diversions of corporate  opportunity,  or appearances of impropriety  which this
Code is intended to prevent.

   "INDEPENDENT  FUND DIRECTOR"  means an independent  director of an investment company for which SCM serves as the advisor.

   "LARGE CAPITALIZATION SECURITY" is over 5 billion in market capitalization.

   "LEGAL DEPARTMENT" means the SCM Legal/Compliance Department.

   "MATERIAL"  for  purposes  of this  reporting  requirement,  shall  mean  the following:

   1.  NUMBER OF SHARES - Any  transaction  for more than 1,000  shares shall be deemed material and subject to reporting.  Whether a transaction of 1,000 shares or less is material shall be determined on a  case-by-case  basis;
       in  particular,  the less liquid a security  is, the lower the  threshold that should be used for the materiality determination.

   2.  DOLLAR  VALUE OF  TRANSACTION  - Any  transaction  with a dollar value in excess of $25,000  shall be deemed  material  and  subject to  reporting.
       Whether a transaction  of $25,000 or less is material shall be determined on a case-by-case basis.

   3.  NUMBER OF  TRANSACTIONS  IN A YEAR - The  General  Counsel or Director of
       Compliance  may grant no more than two  exceptions per associate per year that are not subject to reporting to the Strong Funds Board of Directors.
       For example, if the General Counsel or Director of Compliance has granted two exceptions to an associate, ANY exception granted thereafter shall be deemed material and subject to reporting  (irrespective  of the number of shares or other circumstances of the transaction).

   4.  CONSULTATION  WITH  INDEPENDENT  COUNSEL - In any case where the  General
       Counsel or Director of Compliance believes there is an issue of whether a proposed exception is material and subject to reporting,  he or she shall consult with counsel to the independent directors for the Strong Funds.

   "NOT HELD ORDER" means an order placed with a broker and ultimately  executed at the discretion of the broker.

   "PORTFOLIO  MANAGER"  means a person who has or shares  principal  day-to-day responsibility for managing the portfolio of an Advisory Client.

   "PRECLEARANCE  OFFICER"  means  the  person  designated  as the  Preclearance
Officer in Appendix 2 hereof.

   "PROGRAM TRADE" is where a Portfolio Manager directs a trader to do trades in either an index-type  account or portion of an account or, at a minimum,  25-30%
of the  Securities in a non-index  account.  Program  Trades for non-index  type accounts  generally arise in any of three  situations:  (1) cash or other assets are being added to an account and the  Portfolio  Manager  instructs  the trader that new  securities  are to be bought in a manner that  maintains the account's existing  allocations;  (2)  cash is being  withdrawn  from an  account  and the
Portfolio  Manager  instructs  the trader  that  securities  are to be sold in a manner that maintains the account's current  securities  allocations;  and (3) a new account is established and the Portfolio Manager instructs the trader to buy specific  securities  in the same  allocation  percentages  as are held by other client accounts.

   "SEC" means the United States Securities and Exchange Commission.

   "SECURITY" includes stock;  notes,  bonds,  debentures and other evidences of
indebtedness   (including  loan   participations   and   assignments);   limited
partnership interests;  investment contracts;  all derivative instruments of the foregoing,  such as options and warrants;  and other items  mentioned in Section
2(a)(36)  of the 1940  Act,  not  specifically  exempted  by Rule  17j-1.  Items excluded from the  definition  of "Security" by Rule 17j-1 are U. S.  Government
Securities,  bankers acceptances, bank certificates of deposit, commercial paper and shares of open-end  investment  companies.  In addition,  security  does not include futures, commodities,  currencies or options on the aforementioned,  but the  purchase  and sale of such  instruments  are  nevertheless  subject  to the reporting requirements of the Code.

   "SECURITIES TRANSACTION" means a purchase or sale of Securities,  in which an
Access  Person or a member of his or her  Immediate  Family  has or  acquires  a
Beneficial Interest.

   "SCM" means Strong Capital Management, Inc.

   "STRONG FUNDS" means the investment companies comprising the Strong Family of
Mutual Funds or any derivation thereof.

   "U. S.  GOVERNMENT  SECURITY"  means any security  issued or guaranteed as to principal  or  interest  by the  United  States  or by a  person  controlled  or supervised by and acting as an  instrumentality  of the Government of the United
States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

                                                                      Appendix 2

                                 CONTACT PERSONS

PRECLEARANCE OFFICER

   Elizabeth Cohernour, General Counsel

DESIGNEES OF PRECLEARANCE OFFICER

   Thomas A. Hooker, Director of Compliance
   Connie Wick
   Susan Hollister
   Jane Lisheron

COMPLIANCE DEPARTMENT

   Thomas A. Hooker, Director of Compliance
   Jane Lisheron
   Kerry Laurin

CODE OF ETHICS REVIEW COMMITTEE

   Elizabeth Cohernour, General Counsel
   Thomas A. Hooker, Director of Compliance

                                                                      Appendix 3

                         PERSONAL HOLDINGS IN SECURITIES

   In accordance with Section II.A. of the Code of Ethics, please provide a list of all Securities (other than those specifically excluded from the definition of
Security), including physical certificates held, in which each Access Person has a Beneficial  Interest,  including those in accounts of the Immediate  Family of the Access Person and all Securities in non-client accounts for which the Access
Person makes investment decisions.

(1)  Name of Access Person:                        _____________________________

(2)  If different than (1), name of the person
     in whose name the account is held:            _____________________________

(3)  Relationship of (2) to (1):                   _____________________________

(4)  Broker at which Account is maintained:        _____________________________

(5)  Account Number:                               _____________________________

(6)  Contact person at Broker and phone number     _____________________________

(7)  For  each  account,  attach  the  most  recent  account  statement  listing
     Securities in that account. If the Access Person owns Beneficial  Interests in  Securities  that are not listed in an attached  account  statement,  or holds the physical certificate, list them below:

     NAME OF SECURITY            QUANTITY            VALUE             CUSTODIAN

1.   ___________________________________________________________________________

2.   ___________________________________________________________________________

3.   ___________________________________________________________________________

4.   ___________________________________________________________________________

5.   ___________________________________________________________________________

6.   ___________________________________________________________________________

                      (ATTACH SEPARATE SHEET IF NECESSARY.)

   I certify that this form and the attached  statements (if any) constitute all of the  Securities in which I have a Beneficial  Interest,  including  those for which I hold  physical  certificates,  as well as those held in  accounts  of my
Immediate Family.

                                   _____________________________________________
                                   Access Person Signature

Dated: _______________________     _____________________________________________
                                   Print Name

                                                                      Appendix 4

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                          AND LIMITED POWER OF ATTORNEY

   I acknowledge that I have received the Code of Ethics dated October 22, 1999, and represent that:

      1. In accordance  with Section  II.A. of the Code of Ethics,  I will fully disclose the Securities holdings in which I have, or a member of my Immediate
   Family has, a Beneficial Interest.*

      2. In accordance with Section II.B.1. of the Code of Ethics, I will obtain prior  authorization  for all Securities  Transactions  in which I have, or a member  of  my  Immediate  Family  has,  a  Beneficial  Interest  except  for transactions  exempt from preclearance  under Section II.B. 2. of the Code of
   Ethics.*

      3. In accordance with Section II.G.1. of the Code of Ethics, I will report all  Securities  Transactions  in which I have,  or a member of my  Immediate
   Family  has, a  Beneficial  Interest,  except for  transactions  exempt  from reporting under Section II.G.1. of the Code of Ethics.

      4. I will comply with the Code of Ethics in all other respects.

      5. I agree to disgorge and forfeit any profits on prohibited  transactions in accordance with the requirements of the Code.*

   I hereby appoint Strong Capital Management,  Inc. as my attorney-in-fact  for the  purpose  of  placing  orders  for and on my  behalf to buy,  sell,  tender, exchange,  convert, and otherwise effectuate transactions in any and all stocks, bonds,  options,  and other securities.  I agree that Strong Capital Management,
Inc.  shall  not be  liable  for  the  consequences  of any  errors  made by the executing brokers in connection with such transactions.*

                                   _____________________________________________
                                   Access Person Signature

                                   _____________________________________________
                                   Print Name

Dated: _______________________

   *  Representations  (1), (2) and (5) and the Limited Power of Attorney do not
apply to Independent Fund Directors.

                                                                      Appendix 5

Ctrl. No:____________________                 Associate ID #____________________

                         STRONG CAPITAL MANAGEMENT, INC.
                     PRECLEARANCE REQUEST FOR ACCESS PERSONS

1.  Name of Access Person
    (and trading entity, if different):        _________________________________

2.  Name and symbol of Security:               _________________________________

3.  Maximum quantity to be purchased or sold:  _________________________________

4.  Name, account # & phone # of
    broker to effect transaction:              _________________________________

5.  Check if applicable:

    Purchase ____     Market Order   ____
    Sale     ____     Limit Order    ____     (Limit Order Price: ___________)
                      Not Held Order ____

6.  In connection  with the foregoing  transaction,  I hereby make the following representations and warranties:

    (a)  I do not possess  any  material  nonpublic  information  regarding  the
         Security or the issuer of the Security.

    (b)  To my knowledge:

         (1)  The Securities or "equivalent" securities (I.E., securities issued by the  same  issuer)  [ARE/ARE  NOT]  (CIRCLE  ONE)  held  by any investment companies or other accounts managed by SCM;

         (2)  There are no outstanding purchase or sell orders for this Security
              (or any equivalent  security) by any investment companies or other accounts managed by SCM; and

         (3)  None of the  Securities  (or  equivalent  securities)  is actively being considered for purchase or sale by any investment  companies or other accounts managed by SCM.

    (c)  The Securities are not being acquired in an initial public offering.

    (d)  The  Securities  are not being  acquired in a private  placement or, if they are, I have reviewed Section II.D.3. of the Code and have attached hereto a written explanation of such transaction.

    (e)  If I am a Portfolio Manager, none of the accounts I manage purchased or sold these Securities (or equivalent  securities) within the past seven calendar days and I do not expect any such client  accounts to purchase or sell  these  Securities  (or  equivalent  securities)  within  seven calendar days of my purchase or sale.

    (f)  If I am purchasing these Securities,  I have not directly or indirectly
         (through any member of my Immediate Family, any account in which I have
         a  Beneficial   Interest  or  otherwise)  sold  these   Securities  (or
         equivalent securities) in the prior 60 days.

    (g)  If I am selling  these  Securities,  I have not directly or  indirectly
         (through any member of my Immediate Family, any account in which I have a Beneficial  Interest or otherwise)  purchased  these  Securities  (or equivalent securities) in the prior 60 days.

    (h)  I have read the SCM Code of  Ethics  within  the  prior 12  months  and believe that the proposed trade fully complies with the requirements of the Code.

_____________________________________      _____________________________________
Access Person                              Print Name

                     CERTIFICATION OF ACCESS PERSON DESIGNEE

   The  undersigned  hereby  certifies that the above Access Person (a) directly instructed me to complete this form on his or her behalf,  (b) to the best of my knowledge,  was out of the  office at the time of such  instruction  and has not returned,  and (c)  confirmed  to me that  the  representations  and  warranties contained in this form are accurate.

_____________________________________      _____________________________________
Access Person Designee                     Print Name

                                  AUTHORIZATION

Authorized By:________________________ Date:_______________ Time:_______________

                                    PLACEMENT

Trader:_________________________ Date:______ Time:______ Qty:______

                                    EXECUTION

Trader:_________________________ Date:______ Time:______ Qty:______ Price:______

              (Original copy to Compliance Department, Yellow copy
               to Trading Department, Pink copy to Access Person)

                                                                    revised 7/98

CONFIDENTIAL                                                          APPENDIX 6

                      ANNUAL CODE OF ETHICS QUESTIONNAIRE(1)
                              For ACCESS PERSONS of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.
                           and Flint Prairie, L. L. C.

                               September 22, 2000

Associate:  ____________________________(please print name)

I.    Introduction

      Access  Persons(2) are required to answer the following  questions FOR THE
      YEAR SEPTEMBER 1, 1999, THROUGH AUGUST 31, 2000. ANSWERS OF "NO" TO ANY OF
      THE QUESTIONS IN SECTIONS II AND III MUST BE EXPLAINED ON THE "ATTACHMENT"
      ON PAGE 3. Upon  completion,  please sign and return the  questionnaire by
      MONDAY,  OCTOBER 2ND, to Jane Lisheron in the Compliance  Department.  All
      information  provided is kept confidential to the maximum extent possible.
      If you have any questions, please contact Jane at extension 7126.

II.   Annual certification of compliance with the Code of Ethics

      A.  Have you OBTAINED  PRECLEARANCE for all Securities(3)  Transactions in
          which you have, or a member of your Immediate Family has, a Beneficial
          Interest,  except for transactions  exempt from preclearance under the
          Code of  Ethics?  (Circle  "Yes"  if  there  have  been no  Securities
          Transactions.)

          YES        NO        (CIRCLE ONE)

      B.  Have you REPORTED all Securities  Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for
          transactions   exempt  from  reporting   under  the  Code  of  Ethics?
          (Reporting   requirements   include   arranging  for  the   Compliance
          Department   to  receive,   directly   from  your  broker,   duplicate
          transaction  confirmations and duplicate periodic  statements for each brokerage  account  in which you have,  or a member of your  Immediate
          Family has, a Beneficial  Interest,  as well as  reporting  securities held in certificate  form(4).  Circle "Yes" if there are no reportable transactions.)

          YES        NO        (CIRCLE ONE)

      C.  Do you understand  that you are PROHIBITED from owning five percent or more of any class of security of a registered  investment company, and have you so complied?

          YES        NO        (CIRCLE ONE)

      D.  Have/will  you  notify  the  Compliance  Department  if you have  been arrested,  arraigned,  indicted, convicted or have plead no contest to any criminal  offense  (misdemeanor  and/or felony) or been named as a defendant in any Investment or Non-Investment  Related proceeding,  or administrative  or  disciplinary  action  in a  domestic,  foreign  or
          military  court?   (Circle  "Yes"  if  you  have  not  been  arrested,
          arraigned, etc.)

          YES        NO        (CIRCLE ONE)

      E.  Have you  complied  with the Code of  Ethics  in all  other  respects, including the gift policy?

          YES        NO        (CIRCLE ONE)

          LIST ON THE ATTACHMENT  ALL REPORTABLE  GIFTS(5) GIVEN OR RECEIVED FOR
          THE YEAR SEPTEMBER 1, 1999, THROUGH AUGUST 31, 2000, NOTING THE MONTH,
          "COUNTERPARTY," GIFT DESCRIPTION, AND ESTIMATED VALUE.

III.  Have you complied in all respects  with the Insider  Trading  Policy dated
      October 22, 1999?

          YES        NO        (CIRCLE ONE)

ANSWERS OF "NO" TO ANY OF THE QUESTIONS IN SECTIONS II AND III MUST BE EXPLAINED
ON THE "ATTACHMENT" ON PAGE 3.

IV.   Disclosure of directorships statement

      A.  Are you, or is any member of your Immediate  Family, a director of any
          PUBLICLY held  companies(6)?  (If "Yes," please list on the Attachment each company for which you are, or a member of your  Immediate  Family is, a director.)

          YES        NO        (CIRCLE ONE)

      B.  If you, or any member of your Immediate  Family,  is a director of any for profit,  privately held company, do you have knowledge that any of these  companies  will go public  or be  acquired  within  the next 12 months?  (If the answer is "YES,"  please be prepared to discuss  this matter with a member of the Compliance Department in the near future.)

          YES        NO        (CIRCLE ONE)

I hereby  represent that, to the best of my knowledge,  the foregoing  responses are true and complete.  I understand that any untrue or incomplete  response may be subject to disciplinary action by the firm.

_____________________________________
Access Person Signature

_____________________________________      _____________________________________
Print Name                                 Date

---------------
1  All definitions used in this  questionnaire have the same meaning as those in the Code of Ethics.

2  Non-Access  Persons and  Independent  Fund Directors of the Strong Funds must complete a separate questionnaire.

3  Security,  as  defined,  does  NOT  include  open-end  investment  companies, including the Strong Funds.

4  Please  contact  Jane  Lisheron  (x7126)  if you  are  uncertain  as to  what confirmations and statements you have arranged for the Compliance  Department to receive.

5  Associates are NOT required to report the following:  (i) usual and customary promotional  items given to or received from  vendors,  (ii) items donated to charity  (through  Legal),  or (iii) food  items  consumed  on the  premises.
   Entertainment  - i.e., a meal or activity with the vendor  present - does not have to be reported.

6  Per Section III.F.  of the Code of Ethics,  no Access  Person,  other than an
   Independent Fund Director,  may serve on the board of directors of a PUBLICLY
   HELD company.

                                  ATTACHMENT TO
                       ANNUAL CODE OF ETHICS QUESTIONNAIRE

PLEASE EXPLAIN ALL "NO" RESPONSES TO QUESTIONS IN SECTIONS II AND III:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

PLEASE LIST EACH COMPANY FOR WHICH YOU ARE, OR A MEMBER OR YOUR IMMEDIATE FAMILY
IS, A DIRECTOR (SECTION IV):

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

GIFTS FOR THE YEAR SEPTEMBER 1, 1999, THROUGH AUGUST 31, 2000:

    MONTH       GIFT GIVER/RECEIVER       GIFT DESCRIPTION       ESTIMATED VALUE

 1. ____________________________________________________________________________

 2. ____________________________________________________________________________

 3. ____________________________________________________________________________

 4. ____________________________________________________________________________

 5. ____________________________________________________________________________

 6. ____________________________________________________________________________

 7. ____________________________________________________________________________

 8. ____________________________________________________________________________

 9. ____________________________________________________________________________

10. ____________________________________________________________________________

                 (CONTINUE ON AN ADDITIONAL SHEET IF NECESSARY.)

                                                                      Appendix 7

                           LIST OF BROAD-BASED INDICES

Listed  below  are the  broad-based  indices  as  designated  by the  Compliance
Department. See Section II.B.2.e. for additional information.

    =======================================================================
    DESCRIPTION OF OPTION              SYMBOL                      EXCHANGE
    -----------------------------------------------------------------------
    Biotechnology Index                BTK                         AMEX
    -----------------------------------------------------------------------
    Computer Technology                XCI                         AMEX
    -----------------------------------------------------------------------
    Diamonds                           DIA, DJD, DXN, DXU, DXV
    -----------------------------------------------------------------------
    Eurotop 100                        ERT                         AMEX
    -----------------------------------------------------------------------
    Gold/Silver Index*                 AUX                         PHLX
    -----------------------------------------------------------------------
    Hong Kong Option Index             HKO                         AMEX
    -----------------------------------------------------------------------
    Inter@ctive Wk. Internet Index     INX                         CBOE
    -----------------------------------------------------------------------
    I-Shares                           Various                     AMEX
    -----------------------------------------------------------------------
    Japan Index                        JPN                         AMEX
    -----------------------------------------------------------------------
    Major Market Index*                XMI                         AMEX
    -----------------------------------------------------------------------
    Morgan Stanley High Tech Index     MSH                         AMEX
    -----------------------------------------------------------------------
    NASDAQ-100                         NDX, QQQ                    CBOE
    -----------------------------------------------------------------------
    Oil Service Sector Index           OSX                         PHLX
    -----------------------------------------------------------------------
    Pacific High Tech Index            XPI                         PSE
    -----------------------------------------------------------------------
    Russell 2000*                      RUT                         CBOE
    -----------------------------------------------------------------------
    Semiconductor Sector               SOX                         PHLX
    -----------------------------------------------------------------------
    S&P 100*                           OEX                         CBOE
    -----------------------------------------------------------------------
    S&P 400 Midcap Index*              MID, MDY                    CBOE
    -----------------------------------------------------------------------
    S&P 500*                           SPX                         CBOE
    -----------------------------------------------------------------------
    S&P 1500                           SPR                         CBOE
    -----------------------------------------------------------------------
    SPDRS                              Various                     AMEX
    -----------------------------------------------------------------------
    Technology Index                   TXX                         CBOE
    -----------------------------------------------------------------------
    Value Line Index*                  VLE                         PHLX
    -----------------------------------------------------------------------
    Wilshire Small Cap Index           WSX                         PSE
    -----------------------------------------------------------------------
    *Includes LEAPs
    =======================================================================

                                                                      Appendix 8

                                   GIFT POLICY

   The gift policy of Strong Capital Management, Inc., Strong Investments,  Inc.
and Flint Prairie, L. L. C. covers both GIVING GIFTS TO and ACCEPTING GIFTS FROM clients,  brokers,  persons  with whom we do business  or others  (collectively,
"vendors").  It is based on the  applicable  requirements  of the  Rules of Fair
Practice of the National Association of Securities Dealers, Inc. ("NASD") and is
included as part of the firm's Codes of Ethics.

   Under our  policy,  associates  may not give  gifts to or accept  gifts  from vendors  with a value in excess of $100 PER PERSON  PER YEAR and must  report to the firm  annually if they accept  certain  types of gifts.  The NASD  defines a
"gift" to include any kind of gratuity. Since giving or receiving any gifts in a business  setting may give rise to an appearance of  impropriety  or may raise a potential conflict of interest, we are relying on your professional attitude and good  judgment  to ensure  that our policy is  observed  to the  fullest  extent possible. The discussion below is designed to assist you in this regard.

   Questions regarding the appropriateness of any gift should be directed to the
Legal/Compliance Department.

1.  GIFTS GIVEN BY ASSOCIATES

   Under  applicable NASD rules, an associate may not give any gift with a value in  excess  of $100 per  year to any  person  associated  with a  securities  or financial organization,  including exchanges,  broker-dealers,  commodity firms, the news media, or clients of the firm. Please note, however,  that the firm may not take a tax deduction for any gift with a value exceeding $25.

   This  memorandum is not intended to authorize any associate to give a gift to a vendor -- appropriate  supervisory approval must be obtained before giving any gifts.

2.  GIFTS ACCEPTED BY ASSOCIATES

   On occasion,  because of their  position  within the firm,  associates may be offered, or may receive without notice,  gifts from vendors.  Associates may not accept any gift or form of  entertainment  from  vendors  (E.G.,  tickets to the theater or a sporting  event where the vendor does not accompany the  associate)
other than gifts of NOMINAL VALUE, which the NASD defines as under $100 in total from any vendor in any year (managers may, if they deem it appropriate for their department,  adopt a lower dollar  ceiling).  Any gift  accepted by an associate must be  reported  to the firm,  subject to certain  exceptions  (see  heading 4 below).  In  addition,  note that our gift  policy  does not apply to normal and customary business entertainment or to personal gifts (see heading 3 below).

   Associates  may not accept a gift of cash or a cash  equivalent  (E.G.,  gift certificates) in ANY amount, and under no circumstances may an associate solicit a gift from a vendor.

   Associates  may  wish  to  have  gifts  from  vendors   donated  to  charity,
particularly where it might be awkward or impolite for an associate to decline a gift not permitted by our policy.  In such case, the gift should be forwarded to
Legal, who will arrange for it to be donated to charity.  Similarly,  associates may wish to suggest to vendors that, in lieu of an annual gift, the vendors make a donation to charity.  In either  situation  discussed  in this  paragraph,  an associate would not need to report the gift to the firm (see heading 4 below).

3.  EXCLUSION FOR BUSINESS ENTERTAINMENT/PERSONAL GIFTS

   Our gift policy  does not apply to normal and  customary  business  meals and entertainment with vendors. For example, if an associate has a business meal and attends  a  sporting  event or show with a vendor,  that  activity  would not be subject to our gift  policy,  provided  the vendor is present.  If, on the other hand, a vendor gives an associate  tickets to a sporting event and the associate attends the event  without the vendor also being  present,  the tickets would be subject to the dollar limitation and reporting  requirements of our gift policy.
Under no  circumstances  may associates  accept business  entertainment  that is extraordinary or extravagant in nature.

   In  addition,  our gift  policy does not apply to usual and  customary  gifts given to or received from vendors based on a personal  relationship (E.G., gifts between  an  associate  and a vendor  where  the  vendor  is a family  member or personal friend).

4.  REPORTING

   The NASD  requires  gifts to be reported to the firm.  Except as noted below, associates  must report  annually  all gifts given to or accepted  from  vendors
(Legal will distribute the appropriate reporting form to associates).

   Associates are NOT required to report the following:  (i) usual and customary promotional items given to or received from vendors (E.G., hats, pens, T-shirts, and similar  items  marked with a firm's  logo),  (ii) items  donated to charity through Legal, or (iii) food items consumed on the firm's premises (E.G., candy, popcorn, etc.).

January 1, 1999

                                                                      Appendix 9

                      INSIDER TRADING POLICY AND PROCEDURES
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING

A. POLICY STATEMENT.

   1. INTRODUCTION.  Strong Capital Management, Inc., Strong Investments,  Inc.,
Heritage Reserve Development  Corporation,  Flint Prairie, L.L.C. and such other companies  which adopt  these  Policies  and  Procedures  (all of the  foregoing entities  are  collectively  referred  to herein as  "Strong")  seek to foster a reputation  for  integrity  and  professionalism.  That  reputation  is a  vital business  asset.  The  confidence  and trust  placed in  Strong  by  clients  is something  we should value and  endeavor to protect.  To further that goal,  the
Policy  Statement  implements  procedures  to  deter  the  misuse  of  material, nonpublic information in securities transactions.

   2. PROHIBITIONS.  Accordingly, associates are prohibited from trading, either personally or on behalf of others  (including  advisory  clients),  on material, nonpublic information or communicating material, nonpublic information to others in violation  of the law.  This  conduct is  frequently  referred to as "insider trading."  This policy  applies to every  associate  and  extends to  activities within and outside their duties at Strong.  Any questions  regarding this policy should be referred to the Compliance Department.

   3. GENERAL  SANCTIONS.  Trading  securities  while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent  penalties.  Criminal sanctions may include a fine of up to  $1,000,000  and/or ten years  imprisonment.  The SEC can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times  the  illicit  windfall  and an  order  permanently  barring  you from the securities  industry.  Finally,  you may be sued by investors seeking to recover damages for insider trading violations.

   4. INSIDER TRADING DEFINED.  The term "insider trading" is not defined in the federal  securities laws, but generally is used to refer to the use of material, nonpublic  information  to  trade  in  securities  (whether  or  not  one  is an
"insider") or to  communications of material,  nonpublic  information to others.
While  the  law  concerning  insider  trading  is not  static,  it is  currently understood that the law generally prohibits:

      a.  trading by an insider,  while in  possession  of  material,  nonpublic information;

      b. trading by a  non-insider,  while in possession of material,  nonpublic information, where the information either was disclosed to the non-insider in
   violation   of  an   insider's   duty  to  keep   it   confidential   or  was
   misappropriated;

      c.  recommending  the  purchase  or sale of  securities  on the  basis  of material, nonpublic information;

      d. communicating material, nonpublic information to others; or

      e.  providing  substantial  assistance to someone who is engaged in any of the above activities.

   The elements of insider  trading and the penalties for such unlawful  conduct are described  below.  Any associate  who,  after  reviewing  these Policies and
Procedures has any question  regarding  insider  trading should consult with the
Compliance  Department.  Often,  a single  question can  forestall  disciplinary action or complex legal problems.

   5. TENDER OFFERS.  Tender offers represent a particular concern in the law of insider  trading for two reasons.  First,  tender offer  activity often produces extraordinary gyrations in the price of the target company's securities. Trading during  this time  period is more likely to attract  regulatory  attention  (and produces a  disproportionate  percentage of insider trading cases).  Second, the
SEC has adopted a rule which  expressly  forbids  trading and "tipping" while in possession of material,  nonpublic information regarding a tender offer received from the  tender  offeror,  the  target  company  or anyone  acting on behalf of either. Associates should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

   6. CONTACT THE COMPLIANCE  DEPARTMENT.  To protect yourself, our clients, and
Strong, you should contact the Compliance Department  immediately if you believe that you may have received material, nonpublic information.

B.  PROCEDURES  DESIGNED TO DETECT AND PREVENT  INSIDER  TRADING.  The following procedures  have been  established  to aid Strong and all associates in avoiding insider  trading,  and to aid  Strong in  preventing,  detecting,  and  imposing sanctions against insider trading.  Every associate must follow these procedures or risk serious sanctions,  including dismissal,  substantial personal liability and criminal penalties.  Any questions about these procedures should be directed to the Compliance Department.

   1. INITIAL  QUESTIONS.  Before  trading in the  Securities of a company about which an associate may have potential inside information, an associate,  whether trading  for  himself or herself or others,  should ask  himself or herself  the following questions:

      a. IS THE INFORMATION MATERIAL? Is this information that an investor would consider  important  in  making  his or her  investment  decisions?  Is  this
   information  that  would  substantially   affect  the  market  price  of  the
   securities if generally disclosed?

      b.  IS THE  INFORMATION  NONPUBLIC?  To whom  has  this  information  been provided?  Has the information  been  effectively  communicated to the market place  by being  published  in  Reuters,  THE WALL  STREET  JOURNAL  or other publications of general circulation?

   2. MATERIAL AND NONPUBLIC INFORMATION.  If, after consideration of the above, any associate believes that the information is material and nonpublic,  or if an associate has questions as to whether the information is material and nonpublic, he or she should take the following steps:

      a. Report the matter immediately to the Compliance Department.

      b. Do not purchase or sell the Securities  either on the  associate's  own behalf or on the behalf of others.

      c.  Do not  communicate  the  information  to  anyone,  other  than to the
   Compliance Department.

      d. After the Compliance  Department has reviewed the issue,  the associate
   will  be  instructed  to  continue  the  prohibitions   against  trading  and
   communication,  or he or she will be  allowed  to trade and  communicate  the information.

   3.  CONFIDENTIALITY.   Information  in  an  associate's  possession  that  is
identified as material and nonpublic may not be communicated to anyone,  include persons within Strong,  except as otherwise  provided herein. In addition,  care should  be  taken  so that  such  information  is  secure.  For  example,  files containing material,  nonpublic information should be sealed, access to computer files  containing  material,  nonpublic  information  should be  restricted  and conversations  containing  such  information,  if appropriate at all,  should be conducted in private (for example,  not by cellular telephone to avoid potential interception).

   4. ASSISTANCE OF THE COMPLIANCE  DEPARTMENT.  If, after  consideration of the items set forth in Section  B.2.,  doubt  remains as to whether  information  is material  or  nonpublic,  or if  there  is  any  unresolved  question  as to the applicability  or  interpretation  of  the  foregoing  procedures,  or as to the propriety of any action,  it must be discussed  with the  Compliance  Department before trading or communicating the information to anyone.

   5. REPORTING  REQUIREMENT.  In accordance with Strong's Code of Ethics, every associate  must arrange for the Compliance  Department to receive  directly from the broker,  dealer, or bank in question,  duplicate copies of each confirmation for each  Securities  Transaction  and  periodic  statement  for each  brokerage account in which such associate has a beneficial interest.

C. INSIDER TRADING EXPLANATIONS.

   1. WHO IS AN  INSIDER?  The  concept  of  "insider"  is  broad.  It  includes officers,  directors and associates of a company. In addition, a person can be a
"temporary insider" if he or she enters into a special confidential relationship in the  conduct  of a  company's  affairs  and as a result  is given  access  to information solely for the company's purposes.  A temporary insider can include, among others,  a company's  attorneys,  accountants,  consultants,  bank lending officers and the  associates  of such  organizations.  In  addition,  Strong may become a temporary  insider.  According to the United States Supreme Court,  the company must expect the  outsider to keep the  disclosed  nonpublic  information confidential,  and the  relationship  must at least imply such a duty before the outsider will be considered an insider.

   2. WHAT IS MATERIAL INFORMATION? Trading on inside information is not a basis for  liability  unless  the  information  is  material.  "Material  information"
generally is defined as information for which there is a substantial  likelihood that a  reasonable  investor  would  consider it  important in making his or her investment  decisions,  or  information  that is  reasonably  certain  to have a substantial  effect  on the  price  of a  company's  securities.  It need not be important that it would have changed the investor's  decision to buy or sell. No simple  "bright  line" test exists to determine  when  information  is material;
assessments  of materiality  involve a highly  fact-specific  inquiry.  For this reason, you should direct any question about whether  information is material to the Compliance Department.

   Material  information  often  relates to a company's  results and  operations
including,  for  example,   dividend  changes,   earnings  results,  changes  in
previously  released  earnings  estimates,  significant  merger  or  acquisition
proposals   or   agreements,   major   litigation,   liquidation   problems  and
extraordinary management developments.

   Material   information  also  may  relate  to  the  market  for  a  company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

   Material  information  does not have to relate to a company's  business.  For example,  in CARPENTER V. U.S.,  108 U.S. 316 (1987),  the United States Supreme
Court  considered  as  material  certain  information  about the  contents  of a forthcoming  newspaper  column that was expected to affect the market price of a security.  In that case, a Wall Street  Journal  reporter  was found  criminally liable for  disclosing  to others the dates  that  reports on various  companies would  appear in THE WALL  STREET  JOURNAL and whether  those  reports  would be favorable or unfavorable.

   3. WHAT IS NONPUBLIC INFORMATION?  Information is nonpublic until it has been effectively  disseminated  broadly to investors in the market place. One must be able to point to some fact to show that the information is generally public. For example,  information  found in a report filed with the SEC, or appearing in Dow
Jones, Reuters Economic Services, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.

   4. WHAT ARE THE  PENALTIES FOR INSIDER  TRADING?  Penalties for trading on or communicating  material,  nonpublic information are severe, both for individuals involved in such unlawful conduct and their  employers.  A person can be subject to some or all of the  penalties  below  even if he or she does  not  personally benefit from the violation. Penalties include: (a) civil injunctions; (b) treble damages;  (c)  disgorgement of profits;  (d) jail  sentences;  (e) fines for the person who  committed  the  violation of up to three times the profit  gained or loss avoided,  whether or not the person actually  benefited;  and (f) fines for the employer or other  controlling  person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

   In addition to the  foregoing,  any  violation of this Policy with Respect to
Insider  Trading  can be  expected  to result in  serious  sanctions,  including dismissal of the person or persons involved.

January 1, 1999

                                                                     Appendix 10

                      ELECTRONIC TRADING AUTHORIZATION FORM

Authorization has been granted to ____________________________ ("Access Person")

to open an Electronic Trading Account(1) at ________________ ("Brokerage Firm").

As  a  condition  of  approval,  the  Access  Person  agrees  to  the  following requirements, relating to all Securities Transactions:

1.  All Securities  Transactions as defined in the Code of Ethics,  except those specifically exempt, must be precleared by the Compliance Department;

2.  All Securities  Transactions will be placed and executed by the close of the
    SAME  trading  day  that  the   authorization  is  granted,   otherwise  the
    authorization will expire. This includes Limit Orders. There will be no open
    "until filled" orders;

3.  The Access Person will provide the Compliance  Department with documentation from the Internet Site that shows when the order was placed and executed.

4.  The Access  Person will  arrange for the  Compliance  Department  to receive directly  from  the  Electronic  Trading  Firm,  duplicate  copies  of  each confirmation  for each Securities  Transaction  and periodic  statements for each brokerage account in which the Access Person has a Beneficial Interest.
    THE ACCESS  PERSON MAY NOT PLACE TRADES ON HIS OR HER OWN BEHALF UNTIL THESE
    ARRANGEMENTS HAVE BEEN MADE.

5.  The Access Person will comply with the Code of Ethics in all other respects.

I hereby  agree to the  terms and  conditions  stated  above.  Any abuse of this privilege may result in disciplinary action by the firm.

_____________________________________________     ______________________________
Access Person                                     Date

================================================================================
                                  AUTHORIZATION

_____________________________________________     ______________________________
Director of Compliance (or designee)              Date
================================================================================

---------------
1  Electronic  Trading  Account  includes  brokerage  accounts where  Securities
   Transactions are placed electronically via the Internet or the telephone.

                                                                     Appendix 11

TO:       ALL ACCESS PERSONS

FROM:     Director of Compliance

Subject:  Social Security Number/Tax ID Information

Strong's  Code of Ethics  requires  the  Compliance  Department  to monitor  the personal investing activity of Access Persons,  including  investments in mutual funds.  To assist in this, we ask that you please  provide your Social  Security
Number,  as well  as the SSN of each  member  of  your  "IMMEDIATE  FAMILY".  In addition,  please  list  all  accounts  in  which  you  may  have a  "BENEFICIAL
INTEREST".

(Please  refer  to your  copy of the  Code of  Ethics  for a  definition  of the underlined words.)

Please  complete  this form and return it to the Director of  Compliance at your earliest convenience. Thank you for your cooperation.

________________________________________________________________________________
(Print Name)                                                           (SSN/TIN)

________________________________________________________________________________
(Print Name)                                                           (SSN/TIN)

________________________________________________________________________________
(Print Name)                                                           (SSN/TIN)

________________________________________________________________________________
(Print Name)                                                           (SSN/TIN)

________________________________________________________________________________
(Print Name)                                                           (SSN/TIN)

________________________________________________________________________________
(Print Name)                                                           (SSN/TIN)